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                                                                  EXHIBIT 99.2


                                  PROXY

                       SPARTA PHARMACEUTICALS, INC.

        The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement-Prospectus dated July 9, 1999 in connection with the Special Meeting of Stockholders to be held at 10:00 a.m. on August 10, 1999 at 111 Rock Road, Horsham, Pennsylvania and hereby appoints Dr. Jerry B. Hook and Ronald H. Spair, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock and Series B' Convertible Preferred Stock of Sparta Pharmaceuticals, Inc. registered in the name provided herein which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments or postponements thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

                        SEE REVERSE SIDE FOR BOTH PROPOSALS.

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                                                             Please mark
                                                             your votes as
                                                             indicated in
                                                             this example  /x/


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH PROPOSALS:

1. Proposal to approve and adopt the merger agreement and approve the merger.

               FOR                AGAINST               ABSTAIN
               / /                  / /                   / /

2. Proposal to approve certain amendments to the Company's Restated Certificate of Incorporation, which increase the conversion rate of the Series B' Convertible Preferred Stock in exchange for the elimination of the liquidation preference for such preferred stock.

               FOR                AGAINST                ABSTAIN
               / /                  / /                    / /

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

Whether or not you expect to attend the Special Meeting, you are urged to execute and return this Proxy, which you may revoke at any time prior to its use.

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



Signature(s) of Stockholder(s)______________________________
Dated:______________________, 1999

NOTE: The signature(s) should appear the same as it (they) appear(s) on the address label on this Proxy. When signing as executor, administrator, trustee, guardian, or attorney, please give full title as such. For joint accounts or co-fiduciaries, all joint owners or co-fiduciaries should sign.

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